UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Destination Maternity Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Below is the text of an email sent by Destination Maternity Corporation to its employees in connection with the 2017 Annual Meeting on October 17, 2017.

Hello DM team members,

As you may know, our Annual Stockholders meeting is scheduled for this coming Thursday, October 19th, 2017 at 9:15am ET. The meeting will be held in our headquarters cafeteria (which will be closed that morning). As the meeting is for our shareholders only, any employee who is also a shareholder of the Company is welcome to attend. Our Board of Directors will be in attendance as well as outside attendees and potentially some non-employee public shareholders. Let’s be at our best for our invited guests!

PLEASE VOTE!

If you hold shares of our Company (either shares granted to you as compensation or otherwise purchased by you) please don’t forget to vote! This is a very important moment for our Company and it’s critical that your voice is heard.

When you vote, we would like to encourage you to vote the WHITE PROXY card in favor of our director nominees and the important proposals they have recommended for approval. By voting the WHITE PROXY card FOR our Directors you are showing support to our Board and our management team.

Please note: If you hold unvested restricted shares of Company Stock as well as fully vested shares you will have received two sets of proxy materials with different control numbers on each proxy card. To make sure all of your votes are counted, you need to vote twice (once per control number).

YOU CAN VOTE ONLINE (www.proxyvote.com) OR BY PHONE (1-800-690-6903) BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

IF YOU NEED HELP VOTING PLEASE CALL OUR PROXY SOLICITOR, OKAPI PARTNERS, AT 1-877-566-1922.

Every vote counts!

Regards,

Allen, Ron and Dave

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2017 Annual Meeting to be held on October 19, 2017. Destination Maternity filed a definitive proxy statement on September 21, 2017 and supplements thereto on October 4, 2017 and October 10, 2017 (the “Proxy Statement”) with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2017 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.